EXHIBIT INDEX

10(a) Investment Advisory and Services Agreement between Registrant and American Express Financial Corporation dated March 6, 2002.

16(a)23    Independent Auditors' Consent.

16(b)      Financial Statement Schedules.

24(a)      Officers' Power of Attorney, dated March 6, 2002.

24(b)      Directors' Power of Attorney, dated March 6,2002.